Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of GitLab Inc., incorporated herein by reference.

/s/ KMPG LLP
Pittsburgh, Pennsylvania
April 8, 2022